Exhibit 99.1

Humanigen receives preliminary topline data from NIH/NIAID study of lenzilumab in ACTIV-5/BET-B

SHORT HILLS, NJ. July 12, 2022--(BUSINESS WIRE)--Humanigen, Inc. (Nasdaq: HGEN) (“Humanigen”), has been informed of preliminary topline results from the National Institute of Allergy and Infectious Diseases’ (NIAID) ACTIV-5/BET-B trial evaluating lenzilumab plus remdesivir versus placebo plus remdesivir in hospitalized COVID-19 patients. The trial did not achieve statistical significance on the primary endpoint, which was defined as the proportion of patients with baseline CRP<150 mg/L and age<85 years, alive and without mechanical ventilation through Day 29. The data also showed a non-significant trend toward a reduction in mortality in the overall patient population [HR 0.72]. There were no new safety signals attributed to lenzilumab in the ACTIV-5/BET-B study.

“We are grateful for the constructive collaboration with NIH/NIAID, while the ACTIV-5/BET-B study showed signs of a clinical effect, the benefit demonstrated was not able to confirm the positive results we saw in our Phase 3 LIVE-AIR study,” said Cameron Durrant, Chairman and Chief Executive Officer, Humanigen. “In order to prove the therapeutic benefits of immunomodulators, platform studies comprising thousands of patients have been necessary. With the continued resurgence of COVID-19, further exploration of variant agnostic treatments to improve outcomes in hospitalized COVID-19 patients should be a priority.”

About ACTIV-5/BET-B

The Accelerating Covid-19 Therapeutic Interventions and Vaccines (ACTIV) is a National Institutes of Health (NIH) directed public-private partnership to develop a coordinated research strategy for prioritizing and speeding development of the most promising treatments and vaccines. ACTIV is led by a working group of senior scientists representing government, industry, non-profit, philanthropic, and academic organizations and is pursuing five fast-track focus areas most ripe for opportunity, one of which is accelerating clinical testing of the most promising vaccines and treatments. Within this focus area ACTIV-5 (Big Effect Trial, BET) is a series of randomized, double-blind, placebo-controlled trials using common assessments and endpoints to evaluate whether certain therapies, approved or investigational, show promise treating patients hospitalized with COVID-19.1

About Humanigen

Humanigen, Inc. (Nasdaq: HGEN) (“Humanigen”), is a clinical-stage biopharmaceutical company focused on preventing and treating an immune hyper-response called ‘cytokine storm’. Lenzilumab is a first-in class antibody that binds to and neutralizes granulocyte-macrophage colony-stimulating factor (GM-CSF). Results from preclinical models indicate GM-CSF is an upstream regulator of many inflammatory cytokines and chemokines involved in the cytokine storm. Humanigen is developing lenzilumab as a treatment for cytokine storm associated with CD19-targeted CAR-T cell therapies and is also exploring the effectiveness of lenzilumab in other inflammatory conditions such as acute Graft versus Host Disease in patients undergoing allogeneic hematopoietic stem cell transplantation, eosinophilic asthma, and rheumatoid arthritis. Lenzilumab is an investigational product and is not approved or authorized in any country. For more information, visit www.humanigen.com and follow Humanigen on LinkedIn, Twitter, and Facebook.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, judgment, and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct, and you should be aware that actual events or results may differ materially from those contained in the forward- looking statements. Words such as "will," "expect," "intend," "plan," "potential," "possible," "goals," "accelerate," "continue," and similar expressions identify forward-looking statements, including, without limitation, statements regarding our intentions with respect to the development of lenzilumab.

Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, the risks inherent in our lack of profitability and need for additional capital to grow our business; our dependence on partners to further the development of our product candidates; the uncertainties inherent in the development, attainment of the requisite regulatory authorizations and approvals and launch of any new pharmaceutical product; the outcome of pending or future litigation; and the various risks and uncertainties described in the "Risk Factors" sections of our latest annual and quarterly reports and other filings with the SEC.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You should not rely upon any forward-looking statements as predictions of future events. We undertake no obligation to revise or update any forward-looking statements made in this press release to reflect events or circumstances after the date hereof, to reflect new information or the occurrence of unanticipated events, or to update the reasons why actual results could differ materially from those anticipated in the forward-looking statements, in each case, except as required by law.

References

1.	National Institutes of Health. (n.d.). "ACCELERATING COVID-19 THERAPEUTIC INTERVENTIONS AND VACCINES (ACTIV)." https://www.nih.gov/research-training/medical-research-initiatives/activ.

Humanigen Investor Relations

Ken Trbovich

Humanigen

trbo@humanigen.com

650-410-3206

Source: Humanigen, Inc.